UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2006

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Consol Plaza 1800 Washington Road Pittsburgh, Pennsylvania	15241
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:

(412) 831-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Variable Long Term Incentive Compensation Award

On June 20, 2006, the Board of Directors (the “Board”) of CONSOL Energy Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board, approved the 2006 Variable Long Term Incentive Compensation Award for J. Brett Harvey, the Company’s President and Chief Executive Officer and a member of the Company’s Board of Directors (the “Variable LTIC Award”). Mr. Harvey is also a member of the Board of Directors of CNX Gas Corporation (“CNX Gas”), a publicly-traded subsidiary of the Company. Under the Variable LTIC Award, Mr. Harvey has the right to earn variable long term incentive compensation in an amount not to exceed $1,000,000. The right to receive this compensation is conditioned upon the achievement of certain pre-determined performance goals (the “Performance Goals”) for the year ended December 31, 2006 (the “Performance Period”), which goals include the Company achieving certain safety targets, addressing certain Human Resource matters and attaining certain operating cash flow levels and total shareholder return levels. The Performance Goals have been assigned certain percentages relative to the Variable LTIC Award such that the achievement of any Performance Goal during the Performance Period entitles Mr. Harvey to an equivalent pro rata portion of the Variable LTIC Award. The determination of whether any Performance Goal has been achieved, and any portion of the Variable LTIC Award earned, will be made by the Board, which determination will be final, binding and conclusive. In the event Mr. Harvey is entitled to receive all or a portion of the Variable LTIC Award, he will receive payment of the value of the Variable LTIC Award earned as follows: one-half in options to purchase the Company’s common stock and one-half in restricted stock units (with associated dividend equivalent rights). Any options and restricted stock units earned under the Variable LTIC Award by Mr. Harvey will be granted in 2007 in accordance with the Company’s equity grant practices under the CONSOL Energy Inc. Equity Incentive Plan, as amended (the “Plan”), and subject to the terms and conditions contained in the Plan and the applicable agreements thereunder. The number of shares underlying the options granted, if any, will be determined using the Black-Scholes option valuation methodology or such other methodology as may be deemed reasonable by the Compensation Committee.

The foregoing description of the Variable LTIC Award is qualified in its entirety by the Variable LTIC Award document, a copy of which is filed as Exhibit 10.96 hereto and is herein incorporated by reference.

Hypothetical Investment Election Forms Relating to Directors Deferred Compensation Plan and Directors’ Deferred Fee Plan

Additionally, the Compensation Committee of the Board approved the hypothetical investment election forms for each of the Directors Deferred Compensation Plan, as amended, and the Directors’ Deferred Fee Plan, as amended, each of which is filed as Exhibit 10.97 and Exhibit 10.98, respectively, hereto and are herein incorporated by reference.

Item 7.01 Regulation FD Disclosure.

On June 20, 2006, the Board, upon the recommendation of the Compensation Committee, approved stock ownership guidelines for certain of the Company’s officers in order to further encourage each such officer to achieve and maintain an appropriate ownership stake in the Company. The stock ownership guidelines provide that the Company’s officers (not including officers of CNX Gas) hold the following amounts of the Company’s common stock (not including shares issuable upon exercise of options) in five years from the date of adoption: (i) for the Chief Executive Officer, five times base salary, (ii) for each of the Chief Operating Officer and Chief Financial Officer, three times base salary, (iii) for other executive officers, two times base salary, and (iv) for other Company officers, one times base salary.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.96	Variable Long Term Incentive Compensation Award for J. Brett Harvey.

10.97	Hypothetical Investment Election Form Relating to Directors Deferred Compensation Plan, as amended.

10.98	Hypothetical Investment Election Form Relating to Directors’ Deferred Fee Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ P. Jerome Richey
P. Jerome Richey
Vice President, General Counsel and Secretary

Dated: June 26, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.96	Variable Long Term Incentive Compensation Award for J. Brett Harvey.

10.97	Hypothetical Investment Election Form Relating to Directors Deferred Compensation Plan, as amended.

10.98	Hypothetical Investment Election Form Relating to Directors’ Deferred Fee Plan, as amended.